Exhibit 99.1

Intel Reports First-Quarter Revenue of $12.9 Billion

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 17, 2012--Intel Corporation today reported quarterly revenue of $12.9 billion, operating income of $3.8 billion, net income of $2.7 billion and EPS of $0.53. The company generated approximately $3.0 billion in cash from operations, paid dividends of $1.0 billion and used $1.5 billion to repurchase stock.

“The first quarter was a solid start to what’s expected to be another growth year for Intel,” said Paul Otellini, Intel president and CEO. “In the second quarter we’ll see the first Intel-based smartphones in the market, ship products based on 22nm tri-gate technology in high volume, and accelerate the ramp of our best server product ever, providing a tremendous foundation for growth in 2012 and beyond.”

Business Outlook

Intel’s Business Outlook does not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed after April 17.

Q2 2012 (GAAP, unless otherwise stated)

  Revenue: $13.6 billion, plus or minus $500 million.
  Gross margin percentage: 62 percent and 63 percent Non-GAAP (excluding amortization of acquisition-related intangibles), both plus or minus a couple of percentage points.
  R&D plus MG&A spending: approximately $4.6 billion.
  Amortization of acquisition-related intangibles: approximately $80 million.
  Impact of equity investments and interest and other: loss of approximately $20 million.
  Depreciation: approximately $1.6 billion.

Full-Year 2012 (GAAP, unless otherwise stated)

  Gross margin percentage: 64 percent and 65 percent Non-GAAP (excluding amortization of acquisition-related intangibles), both plus or minus a few percentage points, unchanged.
  Spending (R&D plus MG&A): $18.3 billion, plus or minus $200 million, unchanged.
  Amortization of acquisition-related intangibles: approximately $300 million, unchanged.
  Depreciation: $6.4 billion, plus or minus $100 million, down $100 million from prior expectations.
  Tax Rate: approximately 28 percent down from prior expectations of 29 percent.
  Full-year capital spending: $12.5 billion, plus or minus $400 million, unchanged.

For additional information regarding Intel’s results and Business Outlook, please see the CFO commentary at: www.intc.com/results.cfm.

Status of Business Outlook

Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business June 15 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, and tax rate, will be effective only through the close of business on April 24. Intel’s Quiet Period will start from the close of business on June 15 until publication of the company’s second-quarter earnings release, scheduled for July 17. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of prior to the Quiet Period only and not subject to an update by the company.

GAAP Financial Comparison
Quarterly
	Q1 2012	Q4 2011	vs. Q4 2011
Revenue	$12.9 billion	$13.9 billion	down 7%
Gross Margin	64.0%	64.5%	down 0.5 pts.
Operating Income	$3.8 billion	$4.6 billion	down 17%
Net Income	$2.7 billion	$3.4 billion	down 19%
Earnings Per Share	53 cents	64 cents	down 17%
Non-GAAP Financial Comparison
Quarterly
	Q1 2012	Q4 2011	vs. Q4 2011
Gross Margin	65.1%	65.4%	down 0.3 pts.
Operating Income	$4.0 billion	$4.8 billion	down 16%
Net Income	$2.9 billion	$3.5 billion	down 18%
Earnings Per Share	56 cents	67 cents	down 16%
Non-GAAP results exclude the amortization of acquisition-related intangible assets and the related income tax effect of these charges.

Q1 Key Financial Information (GAAP)

  PC Client Group revenue of $8.5 billion, down 7 percent sequentially.
  Data Center Group revenue of $2.5 billion, down 10 percent sequentially.
  Other Intel® architecture group revenue of $1.1 billion, down 2 percent sequentially.
  The first quarter of 2012 includes full-quarter revenue contributions from last year’s McAfee and Infineon Wireless Solutions acquisitions of $935 million.
  The first quarter of 2012 had 13 weeks while the first quarter of 2011 had 14 weeks.

Risk Factors

The above statements and any others in this document that refer to plans and expectations for the second quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.

  Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.
  Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.
  Intel is in the process of transitioning to its next generation of products on 22nm process technology, and there could be execution and timing issues associated with these changes, including products defects and errata and lower than anticipated manufacturing yields.
  The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.
  The tax rate expectation is based on current tax law and current expected income. The tax rate may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.
  Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments; interest rates; cash balances; and changes in fair value of derivative instruments.
  The majority of Intel’s non-marketable equity investment portfolio balance is concentrated in companies in the flash memory market segment, and declines in this market segment or changes in management’s plans with respect to Intel’s investments in this market segment could result in significant impairment charges, impacting restructuring charges as well as gains/losses on equity investments and interest and other.

  Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.
  Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.
  Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
  Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-K for the year ended Dec. 31, 2011.

Earnings Webcast

Intel will hold a public webcast at 2 p.m. PDT today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be available on the site.

Intel plans to report its earnings for the second quarter of 2012 on July 17. Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, senior vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2 p.m. PDT at www.intc.com.

About Intel

Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

*Other names and brands may be claimed as the property of others.

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended
	March 31,	Dec. 31,	April 2,
	2012	2011	2011
NET REVENUE	$12,906	$13,887	$12,847
Cost of sales	4,641	4,935	4,962
GROSS MARGIN	8,265	8,952	7,885

Research and development	2,401	2,308	1,916
Marketing, general and administrative	1,973	1,973	1,775
R&D AND MG&A	4,374	4,281	3,691
Amortization of acquisition-related intangibles	81	72	36
OPERATING EXPENSES	4,455	4,353	3,727
OPERATING INCOME	3,810	4,599	4,158
Gains (losses) on equity investments, net	(19)	17	28
Interest and other, net	23	(29)	185
INCOME BEFORE TAXES	3,814	4,587	4,371
Provision for taxes	1,076	1,227	1,211
NET INCOME	$2,738	$3,360	$3,160

BASIC EARNINGS PER COMMON SHARE	$0.55	$0.66	$0.58
DILUTED EARNINGS PER COMMON SHARE	$0.53	$0.64	$0.56

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	4,999	5,069	5,452
DILUTED	5,192	5,242	5,606

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	March 31,	Dec. 31,
	2012	2011
CURRENT ASSETS
Cash and cash equivalents	$4,429	$5,065
Short-term investments	5,012	5,181
Trading assets	4,312	4,591
Accounts receivable, net	4,037	3,650
Inventories:
Raw materials	646	644
Work in process	2,048	1,680
Finished goods	1,795	1,772
	4,489	4,096
Deferred tax assets	1,794	1,700
Other current assets	1,348	1,589
TOTAL CURRENT ASSETS	25,421	25,872

Property, plant and equipment, net	25,027	23,627
Marketable equity securities	819	562
Other long-term investments	498	889
Goodwill	9,388	9,254
Identified intangible assets, net	6,064	6,267
Other long-term assets	4,600	4,648
TOTAL ASSETS	$71,817	$71,119

CURRENT LIABILITIES
Short-term debt	$362	$247
Accounts payable	2,993	2,956
Accrued compensation and benefits	1,498	2,948
Accrued advertising	1,095	1,134
Deferred income	2,001	1,929
Other accrued liabilities	3,992	2,814
TOTAL CURRENT LIABILITIES	11,941	12,028

Long-term debt	7,088	7,084
Long-term deferred tax liabilities	2,793	2,617
Other long-term liabilities	3,235	3,479
Stockholders' equity:
Preferred stock	—	—
Common stock and capital in excess of par value	18,381	17,036
Accumulated other comprehensive income (loss)	(604)	(781)
Retained earnings	28,983	29,656
TOTAL STOCKHOLDERS' EQUITY	46,760	45,911
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$71,817	$71,119

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q1 2012	Q4 2011	Q1 2011
GEOGRAPHIC REVENUE:
Asia-Pacific	$7,368	$8,019	$7,262
	57%	58%	56%
Americas	$2,553	$2,657	$2,715
	20%	19%	21%
Europe	$1,778	$1,932	$1,645
	14%	14%	13%
Japan	$1,207	$1,279	$1,225
	9%	9%	10%

CASH INVESTMENTS:
Cash and short-term investments	$9,441	$10,246	$7,724
Trading assets - marketable debt securities (1)	4,312	4,591	3,734
Total cash investments	$13,753	$14,837	$11,458

TRADING ASSETS:
Trading assets - equity securities (2)	—	—	$520
Total trading assets - sum of 1+2	$4,312	$4,591	$4,254

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$814	$751	$826
Deferred income from software and services group	1,187	1,178	987
Total current deferred income	$2,001	$1,929	$1,813

SELECTED CASH FLOW INFORMATION:
Depreciation	$1,519	$1,333	$1,287
Share-based compensation	$274	$241	$300
Amortization of intangibles	$266	$256	$155
Capital spending	($2,974)	($2,844)	($2,723)
Investments in non-marketable equity instruments	($116)	($124)	($147)
Stock repurchase program	($1,500)	($4,133)	($4,000)
Proceeds from sales of shares to employees & excess tax benefit	$1,263	$1,129	$240
Dividends paid	($1,049)	($1,070)	($994)
Net cash received/(used) for divestitures/acquisitions	($176)	($244)	($8,166)

EARNINGS PER COMMON SHARE INFORMATION:
Weighted average common shares outstanding - basic	4,999	5,069	5,452
Dilutive effect of employee equity incentive plans	126	115	102
Dilutive effect of convertible debt	67	58	52
Weighted average common shares outstanding - diluted	5,192	5,242	5,606

STOCK BUYBACK:
Shares repurchased	57	174	189
Cumulative shares repurchased (in billions)	4.1	4.1	3.6
Remaining dollars authorized for buyback (in billions)	$8.6	$10.1	$10.2

OTHER INFORMATION:
Employees (in thousands)	100.8	100.1	93.5

INTEL CORPORATION
SUPPLEMENTAL OPERATING GROUP RESULTS
($ in millions)

	Three Months Ended
	March 31,	Dec. 31,	April 2,
	2012	2011	2011
Net Revenue
PC Client Group	$8,451	$9,047	$8,621
Data Center Group	2,453	2,717	2,464
Other Intel Architecture Group	1,075	1,099	1,149
Intel Architecture Group	11,979	12,863	12,234

Software and Services Group	571	578	240
All other	356	446	373
TOTAL NET REVENUE	$12,906	$13,887	$12,847

Operating income (loss)
PC Client Group	$3,483	$3,952	$3,543
Data Center Group	1,143	1,453	1,222
Other Intel Architecture Group	(312)	(368)	(36)
Intel Architecture Group	$4,314	$5,037	$4,729

Software and Services Group	7	16	(52)
All other	(511)	(454)	(519)
TOTAL OPERATING INCOME	$3,810	$4,599	$4,158
Our operating groups shown above are comprised of the following:

• PC Client Group: Delivering platforms designed for the notebook and desktop (including high-end enthusiast PCs) market segments; and wireless connectivity products.
• Data Center Group: Delivering platforms designed for the server, workstation, and storage computing market segments; and wired network connectivity products.
• Other Intel Architecture Group consist of the following:
• Intel Mobile Communications: Delivering mobile phone components such as baseband processors, radio frequency transceivers, and power management chips.
• Intelligent Systems Group (formerly Embedded and Communications Group): Delivering platforms designed for embedded applications.
• Netbook and Tablet Group: Delivering platforms for the netbook and tablet market segments.
• Ultra-Mobility Group: Delivering products designed for the smartphone market segment.
• Software and Services Group consists of the following:
• McAfee: A wholly owned subsidiary delivering software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.
• Wind River Software Group: A wholly owned subsidiary delivering software optimized products for the embedded and mobile market segments.
• Software and Services Group: Delivering software products and services that promote Intel Architecture as the platform of choice for software development.
All Other consists of the following:
• Non-Volatile Memory Solutions Group: Delivering NAND flash memory products for use in a variety of devices.
• Corporate: Revenue, expenses and charges such as:
• A portion of profit-dependent compensation and other expenses not allocated to the operating groups.

• Divested businesses and results of seed businesses that support our initiatives.

• Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS

In addition to disclosing financial results in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this document contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our expectations for future results. The non-GAAP financial measures disclosed by the company exclude the amortization of acquisition-related intangible assets, as well as the related income tax effect. Amortization of acquisition-related intangible assets consists of the amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustment excludes these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods.
	(In millions, except per share amounts)
	Three Months Ended
	March 31,	Dec. 31,	April 2,
	2012	2011	2011

GAAP GROSS MARGIN	$8,265	$8,952	$7,885
Adjustment for the amortization of acquisition-related intangibles	137	137	74
NON-GAAP GROSS MARGIN	$8,402	$9,089	$7,959

GAAP GROSS MARGIN PERCENTAGE	64.0%	64.5%	61.4%
Adjustment for the amortization of acquisition-related intangibles	1.1%	0.9%	0.6%
NON-GAAP GROSS MARGIN PERCENTAGE	65.1%	65.4%	62.0%

GAAP OPERATING INCOME	$3,810	$4,599	$4,158
Adjustment for the amortization of acquisition-related intangibles	218	209	110
NON-GAAP OPERATING INCOME	$4,028	$4,808	$4,268

GAAP NET INCOME	$2,738	$3,360	$3,160
Adjustment for:
Amortization of acquisition-related intangibles	218	209	110
Income tax effect	(73)	(46)	(31)
NON-GAAP NET INCOME	$2,883	$3,523	$3,239

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.53	$0.64	$0.56
Adjustment for:
Amortization of acquisition-related intangibles	0.04	0.04	0.02
Income tax effect	(0.01)	(0.01)	-
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.56	$0.67	$0.58

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP OUTLOOK

Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this outlook should be carefully evaluated. Please refer to "Supplemental Reconciliations of GAAP to non-GAAP Results" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.
	Q2 2012 Outlook		2012 Outlook
GAAP GROSS MARGIN PERCENTAGE	62%	+/- a couple percentage points	64%	+/- a few percentage points
Adjustment for the amortization of acquisition-related intangibles	1%		1%
NON-GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple percentage points	65%	+/- a few percentage points